Exhibit 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11- K for the month ended December 31, 2001, into UAL's  previously filed Form S- 8 and Post Effective Amendment No. 1 to Form S- 8 Registration Statement (File No. 33- 59950), and Form S- 8 Registration Statement (File No. 333-03039) for the United Air Lines, Inc. Pilots Directed Account Retirement Income Plan.

/s/ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Chicago, Illinois

May 15, 2002